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                                                                   EXHIBIT 10(e)
                         THE SCOTTS MIRACLE-GRO COMPANY

                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

                        AWARD AGREEMENT FOR NONDIRECTORS

The Scotts Miracle-Gro Company ("Company") believes that its business interests are best served by ensuring that you have an opportunity to share in the Company's business success. To this end, the Company adopted the 2003 Stock Option and Equity Incentive Plan ("Plan") through which key employees, like you, may acquire (or share in the appreciation of) shares of the Company's common stock.

We cannot guarantee that the value of your Award (or the value of the stock you acquire through an Award) will increase. This is because the value of the Company's stock is affected by many factors. However, the Company believes that your efforts contribute to the value of the Company's stock and that the Plan (and the Awards made through the Plan) is an appropriate means of sharing with you the value of your contribution to the Company's business success.

This Agreement describes the type of Award that you have been granted and the conditions that must be met before you may receive the value associated with your Award. To ensure you fully understand these terms and conditions, you should:

      - Carefully read this Award Agreement and the attached copies of the Plan and Prospectus; and

      - Call us at (937) 578-5630 if you have any questions about your Award. Or, you may send a written inquiry to:

                         The Scotts Miracle-Gro Company
                             Attn: Robert J. Hanley
                      Vice President, Global Total Rewards
                              14111 Scottslawn Road
                              Marysville, OH 43041

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                      DESCRIPTION OF YOUR RESTRICTED STOCK

YOU HAVE BEEN AWARDED 3,200 SHARES OF RESTRICTED STOCK, which will mature into an equal number of shares of Company stock if you are actively employed on October 12, 2008 ("Vesting Date") and have met all other Plan conditions.

           YOUR RIGHTS IN RESTRICTED STOCK BEFORE THE EXPIRATION DATE

Until all restrictions and conditions have been met, your Restricted Stock certificates will be held in escrow. Also, the Company will defer distribution of any dividends that are declared on your Restricted Stock until the Expiration Date. These dividends will be distributed as of the Expiration Date if all the restrictions and conditions are met or will be forfeited if these restrictions and conditions have not been met.

However, you may vote your Restricted Shares before all the terms and conditions described in this Agreement are met. This is the case even though your Restricted Stock will not be distributed to you until the Expiration Date.

                     TAX TREATMENT OF YOUR RESTRICTED STOCK

This brief discussion of the federal tax rules that affect your Restricted Stock is provided as general information (not as personal tax advice) and is based on the Company's understanding of federal tax laws and regulations in effect as of the date of this Agreement.

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your Award.

You are not required to pay income taxes on your Restricted Stock at this time. However, you will be required to pay income taxes (at ordinary income tax rates) when (and if) applicable restrictions and conditions are met. The amount of ordinary income you will recognize is the value of your Restricted Stock when the terms and conditions described in this Agreement lapse. Any subsequent appreciation of the shares will be taxed at capital gains rates when you sell the shares. If applicable restrictions and conditions are not met before the Expiration Date, your Restricted Stock will expire and no taxes will be due.

You may increase the portion of your Award's value that is subject to capital gains tax rates by making a special election [known as a Code Section 83(b) election] within 30 days of the date of this Agreement. However, there are important tax and investment issues that you must consider before making a Code
Section 83(b) election. These should be discussed with your personal tax and investment adviser.

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                          GENERAL TERMS AND CONDITIONS

THESE TERMS AND CONDITIONS APPLY TO ALL AWARDS ISSUED UNDER THIS AWARD AGREEMENT. THIS IS MERELY A SUMMARY OF THESE IMPORTANT TERMS AND CONDITIONS; YOU ARE URGED TO READ THE ENTIRE PLAN AND PROSPECTUS (COPIES OF WHICH ARE ATTACHED), ALL OF THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS AWARD AGREEMENT.

1.00  LOSS OF AN AWARD. There are ways in which you may forfeit an Award.

[1]   IF YOU TERMINATE EMPLOYMENT . . .

Normally, your Awards will expire on the date specified earlier in this Agreement. However, these Awards may expire earlier than their Expiration Date if you terminate employment (as defined in the Plan).

      [a]   If your employment is terminated by the Company for cause (as defined in the Plan), the Awards will expire on the date your employment ends; or

      [b]   If you terminate employment because you [I] die or [II] become disabled (as defined in the Plan), the Awards will expire no later than 60 months after you terminate (12 months in the case of any ISOs); or

      [c]   If you terminate after reaching either [I] age 55 and completing at least 10 years of employment or [II] age 62 regardless of your years of service, the Awards will expire no later than 60 months after you terminate (three months in the case of ISOs); or

      [d]   If you terminate employment for any other reason, your Awards will expire no later than 90 days after you terminate.

Note, it is your responsibility to keep track of when your Awards expire.

[2]   IF YOU ENGAGE IN CONDUCT THAT IS HARMFUL TO THE COMPANY (OR SUBSIDIARY)...

You also will forfeit any outstanding Awards and must return to the Company all shares and other amounts you have received through the Plan if, without our consent, you do any of the following within 180 days before and 730 days after terminating employment with the Company:

      [a]   You serve (or agree to serve) as an officer, director, consultant or employee of any proprietorship, partnership or corporation or become the owner of a business or a member of a partnership that competes with any portion of the Company's (or a Subsidiary's) business with which you have been involved anytime within five years before termination of employment or render any service (including, advertising business consulting) to entities that compete with any portion of the Company's (or a Subsidiary's) business with which you have been involved anytime within five years before termination of employment;

      [b]   You refuse or fail to consult with, supply information to or otherwise cooperate with the Company after having been requested to do so;
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      [c]   You deliberately engage in any action that we conclude has caused substantial harm to the interests of the Company or any Subsidiary;

      [d]   On your own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or a Subsidiary to leave the Company's or Subsidiary's employment or use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Subsidiary concerning the names and addresses of the Company's and any Subsidiary's employees;

      [e] You disclose confidential and proprietary information relating to the Company's and its Subsidiaries' business affairs ("Trade Secrets"), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company's and Subsidiaries' products, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets;

      [f] You fail to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been submitted to you in the course of your employment with the Company or any Subsidiary; or

      [g] You engaged in conduct that the Committee reasonably concludes would have given rise to a termination for cause (as defined in the Plan) had it been discovered before you terminated.

2.00 BUY OUT/CANCELLATION OF AWARDS BY COMPANY. We may decide at any time to buy out your Award. This may happen without your consent and at any time. If we decide to buy out your Awards, we will pay you the difference between the value of Awards that are exercisable (or vested) at that time and that are being bought out and the Exercise Price associated with that Award. However, no payment will be made for any cancelled Awards that are not vested (and not exercisable) on the cancellation date.

3.00  AMENDMENT/TERMINATION. We may amend or terminate the Plan at any time.

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You must sign this Agreement; if you do not, your Award will be cancelled. By signing this Agreement you acknowledge that this Award is granted under and is subject to the terms and conditions described in this Agreement and in the Plan.

OPTIONEE/GRANTEE                        THE SCOTTS MIRACLE-GRO COMPANY

/s/ Robert F. Bernstock                     /s/ David M. Aronowitz
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Robert F. Bernstock                         David M. Aronowitz

(date signed) 11/17/05                      (date signed) Nov 10
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DATE OF THIS AGREEMENT: October 12, 2005